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                                                         Exhibit 5.01
                              JAMES MORRIS VERNON

                                Attorney At Law

                          760 Mays Boulevard, Suite 19
                                Post Office Box 5996
                         Incline Village, Nevada  89450
                            Telephone: (702) 831-3140
                            Facsimile: (702) 831-3488


July 1,1997



Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.  20549

    RE:          Neurocorp, Ltd.
    Registration Statement on Form S-8
    ------------ --------- -- ---- ---


Gentlemen:

This firm has acted as counsel to Neurocorp, Ltd. (the "Company") in connection with its Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933 (the "Act"), relating to the offer and sale of a maximum of 50,000 shares of the Company's Common Stock (the "Shares") issued upon exercise of an option granted pursuant to a Consulting Agreement between the Company and Jonathan D. Rahn pertaining to services performed by Mr. Rahn in 1995, and a resolution of the Board of Directors of the Company dated November 6,1996. In connection with the Registration Statement, we have been requested to express an opinion with respect to the legality of the Shares.

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Securities and Exchange Commission
RE: Neurocorp, Ltd. on Form S-8
July 1,1997
Page Two


     In this connection, we have examined the Company's Articles of Incorporation, as amended, resolutions of the Company's Board of Directors, and such other instruments, certificates, records and documents as we have deemed necessary as the basis for the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of originals of such copies. In addition, we have assumed that the documents listed above have not been and will not be altered, amended, or supplemented in any respect material to our opinion stated herein. We have conducted no independent factual investigation but rather have relied solely upon the documents listed above and the information set forth therein.

Based upon and subject to the foregoing, we are of the opinion that:

1. The Company is a corporation incorporated under the general corporation laws of the State of Nevada and its status active.

2.   The Shares were issued upon the exercise of the Option.

     Based upon the foregoing, we are of the opinion that the Shares are duly authorized, legally and validly issued, fully paid and non-assessable.




     -------------------
     James Morris Vernon

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